CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Fixed Income Trust:


We consent to the use of our reports dated May 29, 1998 and July 31, 1998, for Evergreen U.S. Government Fund and Evergreen Intermediate Term Government Securities Fund, respectively, each a portfolio of Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.




                                                              KPMG LLP



Boston, Massachusetts
May 14, 1999